Exhibit 99.1

1 Forward - Looking Statements Statements in this presentation may not be based on historical facts and may be “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 . These forward - looking statements may be identified by reference to future period(s) or by the use of forward - looking terminology, such as “anticipate,” “estimate,” “expect,” “foresee,” “may,” “might,” “will,” “would,” “could” or “intend,” future or conditional verb tenses, and variations or negatives of such terms . These forward - looking statements include, without limitation, (i) statements relating to the expected impact of the proposed acquisition (the “Proposed Transaction”) of Fountain Leasing, LLC (“Fountain”) by SmartFinancial, Inc . (the “SmartFinancial”) on the SmartFinancial’s consolidated operations, financial condition, and financial results, and (ii) the amount of cost savings and other benefits that are expected to be realized as a result of the Proposed Transaction . Readers are cautioned not to place undue reliance on the forward - looking statements contained in this presentation because actual results could differ materially from those indicated in such forward - looking statements due to a variety of factors . These factors, include, but are not limited to, the ability to satisfy the closing conditions required to complete the Proposed Transaction, delay in closing the Proposed Transaction, difficulties and delays in fully realizing cost savings from and other anticipated benefits of the Proposed Transaction, business disruption during and following the Proposed Transaction, changes in interest rates and capital markets, inflation, uncertainty as to the extent of the duration, scope, and impacts of the COVID - 19 pandemic on Fountain and SmartFinancial and the proposed transaction and changes in general economic conditions and other risk factors . Other relevant risk factors may be detailed from time to time in SmartFinancial’s press releases and filings with the Securities and Exchange Commission (the “SEC”) . All forward - looking statements, expressed or implied, included in this current report or the documents incorporated herein by reference are expressly qualified in their entirety by the cautionary statements contained or referred to herein or therein . Any forward - looking statement speaks only as of the date hereof, and neither SmartFinancial nor Fountain undertake any obligation, and each specifically declines any obligation, to revise or update these forward - looking statements, whether as a result of new information, future developments or otherwise . Legal Disclaimer

2 ▲ High Quality Equipment Finance Company • Fountain is a direct origination, equipment finance company focused primarily on small ticket construction equipment; expected to re - brand as ‘Fountain Equipment Finance’ • Proven operating history with long - standing client relationships • Senior leadership and staff to remain; 100+ years of combined experience ▲ Continuity of Management with Immediate Synergies • $14 million at closing, with maximum of $6 million to be earned out over ~3 years • Fountain line of credit (~400bps cost) replaced with SMBK funding • Expected SmartBank and Rains Insurance cross sell opportunities (none modeled) ▲ Southeast Footprint with History of Growth • Deep client network throughout the Southeast • Growing loan portfolio, serviced in - house • Scalable business model complementary with SmartBank footprint ▲ Seasoned Credit Culture • Strong credit quality and borrower profile; low charge - off history • Loan diligence led by outside consultant in addition to internal SmartBank Chief Lending and Chief Credit Officers $40,987 $47,626 $49,270 $51,988 $54,408 $55,665 $- $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 12/31/2016 12/31/2017 12/31/2018 12/31/2019 12/31/2020 3/31/2021 Net Lease Investments ($000) Acquisition of Specialty Finance Lender Broad Southeast Presence 1 Fountain Leasing, LLC (“Fountain”) Overview Compelling Financial Impact >$1.8mm 2022 Net Income Contribution 3 >30% Internal Rate of Return ~2.5% Tangible Book Value dilution expected at close 2 Minimal Tangible Book Value Dilution Impactful Earnings Pickup Attractive Return Metrics Continued Strong Capitalization ~8% Pro Forma TCE / TA at Close ~13% Pro Forma TRBC Ratio at Close CAGR 4 : 7.5% 1) SmartBank branch footprint excludes pending acquisition of Sevier County Bank 2) Tangible book value dilution based on financials as of 3/31/21 and assumes 3/31/21 closing; actual closing date of 5/3/21 3) 2022 estimated net income contribution includes impact of deal value earnout ($1.2mm after - tax); 2022 estimated operating net in come contribution excludes impact of deal value earnout 4) Compound annualized growth rate show from 12/31/16 through 3/31/21 >$3.0mm 2022 Pre - Earnout Net Income Contribution 3